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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-26416, 33-30348, 33-63258, 33-88498, 333-12825, 333-12833, 333-32069,
333-42125 and 333-90389 of ReliaStar Financial Corp. on Form S-8 and 333-26881, 333-41575 and 333-73245 of ReliaStar Financial Corp. on Form S-3 of our reports dated February 1, 2000 appearing in, and incorporated by reference in, the Annual Report on Form 10-K of ReliaStar Financial Corp. for the year ended December 31, 1999.


                                       /s/ Deloitte and Touche LLP


Minneapolis, Minnesota
March 17, 2000